Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 4, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports First Quarter 2016 Financial Results

•	1Q 2016 Adjusted EBITDA is $1.056 Billion, up 15%

•	WPZ Fee-Based Revenues up 5%; Represent 93% of Total Gross Margins

•	1Q Startup of Williams’ Second Offgas Processing Plant Advances Unique Position in Canada

•	Williams’ Board Unanimously Committed to Enforcing Its Rights Under the Merger Agreement Entered into with ETE on Sept. 28, 2015 and to Delivering Benefits of Merger Agreement to WMB Stockholders

TULSA, Okla. – Williams (NYSE: WMB) today announced first quarter 2016 adjusted EBITDA of $1.056 billion, a $138 million, or 15 percent, increase from first quarter 2015. The increase was driven primarily by Williams Partners’ adjusted EBITDA, which increased $143 million for the quarter.

Williams Summary Financial Information	1Q
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2016	2015
(Unaudited)
Adjusted EBITDA (1)	$1,056	$918
Adjusted income (1)	$26	$122
Adjusted income per share (1)	$0.03	$0.16
Cash Available for Dividends (1)	$429	$495
Dividend Coverage Ratio (1)	0.89	1.14
Net income (loss)	($65)	$70
Net income per share (loss)	($0.09)	$0.09

(1)	Schedules reconciling adjusted EBITDA, adjusted income, cash available for dividends and dividend coverage ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

Williams reported first quarter 2016 adjusted income of $26 million, or $0.03 per share, compared with $122 million, or $0.16 per share, in first quarter 2015. The decrease is primarily due to higher interest expense and a lower allocation of net income to Williams associated with an IDR waiver from the termination of the Williams Partners merger agreement. Higher olefins margins from the Geismar plant and higher equity earnings from Discovery’s Keathley Canyon Connector partially offset the decrease.

Williams reported unaudited first quarter 2016 net loss attributable to Williams of $65 million, or $(0.09) per share, compared with net income of $70 million, or $0.09 per share on a diluted basis, for first quarter 2015. The unfavorable change in net income was driven primarily by the items noted previously, as well as $112 million of pre-tax impairment charges associated with certain equity-method investments and $34 million in project development expenses in first quarter 2016 related to the propane dehydrogenation project in Canada.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Our strategy to connect North America’s abundant natural gas supply to the best markets continues to deliver results and gain momentum as we capture increasing opportunities on the demand side. This marks the fourth consecutive quarter of adjusted EBITDA in excess of $1 billion. Our focus on fee-based revenues has allowed us to produce strong cash flow growth despite a 16-year low in NGL prices.

“To help offset the effects of low commodity prices and slower near-term growth among producers, we continue to aggressively manage our costs and we made additional cost cutting decisions at the end of the first quarter, including reducing our workforce by 10 percent.

“Importantly this year, we won new business in the Gulf of Mexico, placed into service our second offgas plant in Canada and achieved significant milestones on a number of demand-driven natural gas projects. For the balance of 2016, we expect additional cash flow from recently completed expansions and new projects coming into service in the second and third quarters. Our fully contracted natural gas transmission business coming on in 2017 and 2018 will drive growth in the supply basins we serve.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services and Other.

Williams NGL & Petchem Services segment includes an offgas processing plant in Canada at CNLR’s Horizon upgrader that went into service in first quarter 2016. The segment also includes a propane dehydrogenation facility growth project under development as well as petchem pipeline projects on the Gulf Coast.

Williams	Adjusted EBITDA
	1Q
Amounts in millions	2016	2015
Williams Partners	$1,060	$917
Williams NGL & Petchem	(14)	(5)
Other	10	6

Total	$1,056	$918

Schedules reconciling adjusted EBITDA to modified EBITDA and net income (loss) are attached to this news release.

Williams Partners Segment

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil transportation.

Williams Partners reported first quarter 2016 adjusted EBITDA of $1.06 billion, a $143 million, or 16 percent, increase from first quarter 2015. The increase was driven by $60 million in higher olefins margins from a full quarter of Geismar plant production and $63 million in fee-based revenue growth. Proportional adjusted EBITDA from equity investments increased $45 million due primarily to contributions from Discovery’s Keathley Canyon Connector project in the Atlantic-Gulf operating area. Lower NGL margins were mostly offset by lower operating costs.

Williams Partners’ complete financial results for first quarter 2016 are provided in the earnings news release issued today by Williams Partners.

Proposed Merger of Energy Transfer Equity and Williams

The Williams Board is unanimously committed to enforcing its rights under the merger agreement entered into with ETE on September 28, 2015 and to delivering the benefits of the merger agreement to Williams’ stockholders. Williams is committed to mailing the proxy statement, holding the stockholder vote and closing the transaction as soon as possible.

First Quarter Materials to be Posted Shortly, Conference Call Scheduled for Tomorrow

Williams’ and Williams Partners’ first quarter 2016 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

The company and the partnership plan to jointly host a conference call and live webcast on Thursday, May 5, at 10 a.m. EDT. A limited number of phone lines will be available at (800) 344-6698. International callers should dial (785) 830-7979. The conference ID is 9742588.

A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available following the event at www.williams.com.

Form 10-Q

The company plans to file its first quarter 2016 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends, and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends is defined as cash received from our ownership in MLPs, cash received (used) by the Williams NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, or cash available for dividends are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including all of the 2 percent general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed merger between Williams and Energy Transfer Corp LP (ETC Merger);

•	Statements regarding the proposed ETC Merger;

•	Our beliefs relating to value creation as a result of the proposed ETC Merger;

•	Benefits and synergies of the proposed ETC Merger;

•	Future opportunities for the combined company;

•	Other statements regarding Williams’ and Energy Transfer Equity, L.P. and its affiliates’ (collectively, Energy Transfer) future beliefs, expectations, plans, intentions, financial condition or performance;

•	Events which may occur subsequent to the proposed ETC Merger including events which directly impact WPZ’s business;

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams, WPZ and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed ETC Merger, including receipt of the approval of Williams’ stockholders;

•	The timing and likelihood of completion of the proposed ETC Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction;

•	Energy Transfer’s plans for WPZ, as well as the other master limited partnerships it currently controls, following the completion of the proposed ETC Merger;

•	The possibility that the expected synergies and value creation from the proposed ETC Merger will not be realized or will not be realized within the expected time period;

•	The risk that the businesses of Williams and Energy Transfer will not be integrated successfully;

•	Disruption from the proposed ETC Merger making it more difficult to maintain business and operational relationships;

•	The risk that unexpected costs will be incurred in connection with the proposed ETC Merger;

•	The possibility that the proposed ETC Merger does not close, including due to the failure to satisfy the closing conditions;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in Williams’ and WPZ’s Annual Reports on Form 10-K filed with the SEC on February 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$70	$114	$(40)	$(715)	$(571)	$(65)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60
Severance and related costs	—	—	—	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
Impairment of certain assets	3	24	2	116	145	—
ACMP Merger and transition-related expenses	32	14	2	2	50	5
Share of impairment at equity-method investments	8	1	17	7	33	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—
Loss related to Geismar Incident	1	1	—	—	2	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—
Expenses associated with strategic alternatives	—	—	1	1	2	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105

Williams NGL & Petchem Services
Canadian PDH facility project development costs	—	—	—	—	—	34
Gain on sale of certain assets	—	—	—	—	—	(10)
Impairment of certain assets	—	—	—	64	64	—

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2
Severance and related costs	—	—	—	—	—	1
Contingency gain	—	—	—	(9)	(9)	—
Accrued long-term charitable commitment	—	—	—	8	8	—

Total Other adjustments	6	16	25	16	63	9

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)

	(31)	12	231	1,236	1,448	14

Total adjustments	75	(17)	335	1,268	1,661	152
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2
Interest expense	251	262	263	268	1,044	291
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)
Impairment of equity-method investments	—	—	461	898	1,359	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189
Impairment of goodwill	—	—	—	1,098	1,098	—
Depreciation and amortization expenses	427	428	432	451	1,738	445
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)
Other	—	(4)	(17)	(8)	(29)	1

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918

Adjustments included in Modified EBITDA:
Williams Partners	$100	$(45)	$79	$(48)	$86	$105
Williams NGL & Petchem Services	—	—	—	64	64	24
Other	6	16	25	16	63	9

Total Adjustments included in Modified EBITDA	$106	$(29)	$104	$32	$213	$138

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)
Other	6	12	8	8	34	10

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513
Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)

Subtotal	446	446	445	443	1,780	433
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)

WMB cash flow available for dividends	$495	$441	$439	$436	$1,811	$429
- per share	$0.66	$0.59	$0.59	$0.58	$2.42	$0.57
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)

Excess cash flow available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)
Segment adjustments	—	—	—	64	64	24

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)
Less: Maintenance Capex	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash flow available for dividends / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million, $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2016

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$70	$114	$(40)$	(715)	$(571)	$(65)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05 )$	(.95)	$(.76)	$(.09)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60
Severance and related costs	—	—	—	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
Impairment of certain assets	3	24	2	116	145	—
ACMP Merger and transition-related expenses	32	14	2	2	50	5
Share of impairment at equity-method investments	8	1	17	7	33	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—
Loss related to Geismar Incident	1	1	—	—	2	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—
Expenses associated with strategic alternatives	—	—	1	1	2	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105

Williams NGL & Petchem Services
Canadian PDH facility project development costs	—	—	—	—	—	34
Gain on sale of certain assets	—	—	—	—	—	(10)
Impairment of certain assets	—	—	—	64	64	—

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2
Severance and related costs	—	—	—	—	—	1
Contingency gain	—	—	—	(9)	(9)	—
Accrued long-term charitable commitment	—	—	—	8	8	—

Total Other adjustments	6	16	25	16	63	9

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)

	(31)	12	231	1,236	1,448	14

Total adjustments	75	(17)	335	1,268	1,661	152
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$1,197	$1,241	$1,239	$1,487	$5,164	$1,229
Product sales	519	598	560	519	2,196	431

Total revenues	1,716	1,839	1,799	2,006	7,360	1,660

Costs and expenses:
Product costs	462	494	426	397	1,779	318
Operating and maintenance expenses	387	437	403	428	1,655	391
Depreciation and amortization expenses	427	428	432	451	1,738	445
Selling, general, and administrative expenses	196	174	177	194	741	221
Impairment of goodwill	—	—	—	1,098	1,098	—
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—
Other (income) expense—net	17	40	5	187	249	23

Total costs and expenses	1,489	1,447	1,443	2,755	7,134	1,398

Operating income (loss)	227	392	356	(749)	226	262
Equity earnings (losses)	51	93	92	99	335	97
Gain on remeasurement of equity-method investment	—	—	—	—	—	—
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)
Other investing income (loss)—net	—	9	18	—	27	18
Interest incurred	(273)	(278)	(280)	(287)	(1,118)	(306)
Interest capitalized	22	16	17	19	74	15
Other income (expense)—net	16	34	20	32	102	15

Income (loss) before income taxes	43	266	(238)	(1,784)	(1,713)	(11)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2

Net income (loss)	13	183	(173)	(1,337)	(1,314)	(13)
Less: Net income (loss) attributable to noncontrolling interests	(57)	69	(133)	(622)	(743)	52

Net income (loss) attributable to The Williams Companies, Inc.	$70	$114	$(40)	$(715)	$(571)	$(65)

Diluted earnings (loss) per common share:
Net income (loss)	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)
Weighted-average number of shares used in computations (thousands)	752,028	752,775	749,824	749,902	749,271	750,322
Common shares outstanding at end of period (thousands)	748,912	749,529	749,740	749,789	749,789	750,484
Market price per common share (end of period)	$50.59	$57.39	$36.85	$25.70	$25.70	$16.07
Cash dividends declared per share	$.58	$.59	$.64	$.64	$2.45	$.64

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2
Interest expense	251	262	263	268	1,044	291
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)
Impairment of equity-method investments	—	—	461	898	1,359	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189
Impairment of goodwill	—	—	—	1,098	1,098	—
Depreciation and amortization expenses	427	428	432	451	1,738	445
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)
Other	—	(4)	(17)	(8)	(29)	1

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918

Adjustments included in Modified EBITDA:
Williams Partners	$100	$(45)	$79	$(48)	$86	$105
Williams NGL & Petchem Services	—	—	—	64	64	24
Other	6	16	25	16	63	9

Total Adjustments included in Modified EBITDA	$106	$(29)	$104	$32	$213	$138

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)
Other	6	12	8	8	34	10

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056

Williams Partners

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226
Product sales	519	599	560	518	2,196	428

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654
Segment costs and expenses:
Product costs	463	494	426	396	1,779	317
Operating and maintenance expenses	373	424	387	412	1,596	374
Selling, general, and administrative expenses	193	164	156	171	684	181
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—
Other segment costs and expenses	1	4	(13)	102	94	16

Total segment costs and expenses	1,030	960	956	1,081	4,027	888
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189

Modified EBITDA	817	1,053	1,021	1,112	4,003	955
Adjustments	100	(45)	79	(48)	86	105

Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,207.8	967.9	981.5	978.5	4,135.7	1,132.8
Avg. daily transportation volumes (Tbtu)	13.5	10.6	10.7	10.7	11.3	12.5
Avg. daily firm reserved capacity (Tbtu)	13.5	14.0	14.5	14.8	14.2	12.0

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (1)	8.57	8.44	8.16	8.20	8.34	8.25
Gathering volumes (Bcf per day)—Non-consolidated (2)	3.34	3.67	3.73	3.65	3.60	3.74
Plant inlet natural gas volumes (Bcf per day)—Consolidated (1)	3.58	3.53	3.55	3.43	3.52	3.46
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (2)	0.35	0.61	0.63	0.60	0.55	0.56

Consolidated (1)
Ethane margin ($/gallon)	$.13	$.13	$.13	$.11	$.12	$.08
Non-ethane margin ($/gallon)	$.28	$.26	$.23	$.25	$.25	$.20
NGL margin ($/gallon)	$.24	$.22	$.19	$.20	$.21	$.15

Ethane equity sales (million gallons)	54	49	66	70	239	85
Non-ethane equity sales (million gallons)	131	122	125	139	517	134

NGL equity sales (million gallons)	185	171	191	209	756	219

Ethane production (million gallons)	111	149	165	161	586	188
Non-ethane production (million gallons)	408	418	444	409	1,679	394

NGL production (million gallons)	519	567	609	570	2,265	582

Non-consolidated (2)
NGL equity sales (million gallons)	17	22	21	20	80	20
NGL production (million gallons)	62	79	81	72	294	65

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423
Geismar ethylene margin ($/lb) (3)	$—	$.21	$.16	$.11	$.15	$.13
Canadian propylene sales volumes (million lbs)	39	38	44	40	161	33
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7

Overland Pipeline Company (2)
NGL transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814

(1)	Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(2)	Includes 100% of the volumes associated with operated equity-method investments.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$—	$1	$1	$—	$2	$—
Product sales	—	—	—	—	—	3

Total revenues	—	1	1	—	2	3
Segment costs and expenses:
Product costs	—	—	—	—	—	2
Operating and maintenance expenses	4	2	4	3	13	9
Selling, general, and administrative expenses	2	2	2	2	8	38
Other (income) expense—net	(1)	—	—	65	64	(8)

Total segment costs and expenses	5	4	6	70	85	41
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—

Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)
Adjustments	—	—	—	64	64	24

Adjusted EBITDA	$(5)	$(3)	$(5)	$(6)	$(19)	$(14)

Operating statistics
Ethane equity sales (million gallons)	—	—	—	—	—	3
Non-ethane equity sales (million gallons)	—	—	—	—	—	3

NGL equity sales (million gallons)	—	—	—	—	—	6

Ethane production (million gallons)	—	—	—	—	—	3
Non-ethane production (million gallons)	—	—	—	—	—	3

NGL production (million gallons)	—	—	—	—	—	6

Petrochemical Services
Canadian propylene sales volumes (million lbs)	—	—	—	—	—	1
Canadian alky feedstock sales volumes (million gallons)	—	—	—	—	—	1

Capital Expenditures and Investments

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners	$735	$715	$692	$653	$2,795	$463
Williams NGL & Petchem Services	91	102	78	85	356	45
Other	6	5	1	4	16	5

Total*	$832	$822	$771	$742	$3,167	$513

Purchase of businesses (net of cash acquired):
Williams Partners	$—	$112	$—	$—	$112	$—

Total	$—	$112	$—	$—	$112	$—

Purchase of investments:
Williams Partners	$83	$400	$45	$66	$594	$63
Other	—	—	1	—	1	—

Total	$83	$400	$46	$66	$595	$63

Summary:
Williams Partners	$818	$1,227	$737	$719	$3,501	$526
Williams NGL & Petchem Services	91	102	78	85	356	45
Other	6	5	2	4	17	5

Total	$915	$1,334	$817	$808	$3,874	$576

Capital expenditures incurred, purchase of businesses (net of cash acquired), and purchase of investments:
Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525
Purchase of businesses (net of cash acquired)	—	112	—	—	112	—
Purchase of investments	83	400	46	66	595	63

Total	$821	$1,328	$803	$779	$3,731	$588

*Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525
Changes in related accounts payable and accrued liabilities	94	6	14	29	143	(12)

Capital expenditures	$832	$822	$771	$742	$3,167	$513

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Williams Partners	$419	$419	$423	$441	$1,702	$435
Williams NGL & Petchem	1	1	1	1	4	1
Other	7	8	8	9	32	9

Total	$427	$428	$432	$451	$1,738	$445

Other selected financial data:
Cash and cash equivalents	$341	$204	$125	$100	$100	$164
Total assets	$50,325	$51,034	$50,694	$49,020	$49,020	$48,807
Capital structure:
Debt
Commercial paper	$—	$1,743	$1,530	$499	$499	$135
Current	$801	$377	$377	$176	$176	$976
Noncurrent	$21,559	$21,158	$21,680	$23,812	$23,812	$23,701
Stockholders’ equity	$8,212	$7,928	$7,387	$6,148	$6,148	$5,691
Debt to debt-plus-stockholders’ equity ratio	73.1%	74.6%	76.2%	79.9%	79.9%	81.3%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$226	$227	$224	$14	$691	$15
Limited partner	289	288	289	289	1,155	289

	$515	$515	$513	$303	$1,846	$304

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513
Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)

Subtotal	446	446	445	443	1,780	433
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)

WMB cash flow available for dividends	$495	$441	$439	$436	$1,811	$429
- per share	$0.66	$0.59	$0.59	$0.58	$2.42	$0.57
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)

Excess cash flow available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)
Segment adjustments	—	—	—	64	64	24

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)
Less: Maintenance Capex	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash flow available for dividends / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million, $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.